UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 19, 2013, the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board of Directors of Chrysler Group LLC (the “Company”) approved changes to the compensation of Richard K. Palmer, Chief Financial Officer, in connection with Mr. Palmer’s transition from expatriate status to local employee status in the United States, effective December 1, 2013, and the related cessation of employee benefit entitlements under Italian pension and health arrangements together with cessation of standard expatriate benefits.

Effective December 1, 2013, the previously disclosed Fiat S.p.A. employer contributions on behalf of Mr. Palmer, with respect to certain Italian pension and health arrangements will discontinue, Mr. Palmer’s annual salary will increase by $200,000 to $950,000 and Mr. Palmer will receive 30,242 performance share units (“PSUs”) issued under the Company’s 2012 Long-Term Incentive Plan (the “Plan”). A description of the material terms of the Plan is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

In accordance with the discretionary power provided under the Plan, the Compensation Committee also approved amendments to certain unit award agreements entered into with Nancy A. Rae, Senior Vice President, Human Resources, in connection with Ms. Rae’s previously disclosed retirement and in recognition of her approximately 35 years of service to the Company.

The 2012 Performance Share Unit Agreement dated February 23, 2012 between Ms. Rae and the Company (the “PSU Agreement”) has been amended to waive the continued employment requirement for two-thirds of the PSUs issued thereunder. Accordingly, 134,175 PSUs will be eligible for payment upon completion of the 2012-2014 performance period, with payment in accordance with the Plan provided that Company targets are attained. The remaining 67,087 PSUs awarded under the PSU Agreement will be forfeited as of January 31, 2014 (the “Retirement Date”).

In addition, the Restricted Share Unit Award Agreements dated February 23, 2012 and February 26, 2013 between Ms. Rae and the Company (collectively, the “RSU Agreements”) have been amended to waive the continued employment requirement for the 38,948 Restricted Share Units (“RSUs”) granted to Ms. Rae thereunder. As a result, all RSUs granted to Ms. Rae under the RSU Agreements will vest on the Retirement Date, with payment based on the vesting schedule provided in the RSU Agreements, in accordance with Plan terms and applicable legal requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2013

CHRYSLER GROUP LLC
(Registrant)

/s/ Marjorie Harris Loeb
Marjorie Harris Loeb
Senior Vice President, General Counsel and Secretary